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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 2003, accompanying the consolidated financial statements and schedules incorporated in the annual Report of Allied Defense Group (formerly Allied Research Corporation) on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Allied Research Corporation on Forms S-3 (File No. 33-101724, effective February 7, 2003) and S-8 (File No. 2-96771, effective April 22, 1985, File No. 33-25677 effective December 14, 1988, File No. 33-41422 effective June 27, 1992, File No. 33-45303 effective January 24, 1993, File No. 33-57170 effective January 19, 1994, and File No. 33-57172 effective January 19, 1994 and Form S-8 filed March 20, 1998 and June 27, 2001). Our report refers to changes in the method of accounting in 2002 for goodwill and other intangible assets.



/s/ Grant Thornton LLP


Baltimore, Maryland
March 27, 2003

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